Exhibit 24.1
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Peter F. Benoist and Keene S. Turner, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Peter F. Benoist	Chief Executive Officer and Director	November 22, 2013
Peter F. Benoist

/s/ Keene S. Turner	Chief Financial Officer	November 22, 2013
Keene S. Turner

/s/ James J. Murphy, Jr.	Chairman of the Board of Directors	November 22, 2013
James J. Murphy, Jr.

/s/ John S. Eulich	Director	November 22, 2013
John S. Eulich

/s/ William H. Downey	Director	November 22, 2013
William H. Downey

/s/ Robert E. Guest, Jr.	Director	November 22, 2013
Robert E. Guest, Jr.

/s/ Lewis A. Levey	Director	November 22, 2013
Lewis A. Levey

/s/ Birch M. Mullins	Director	November 22, 2013
Birch M. Mullins

/s/ John M. Tracy	Director	November 22, 2013
John M. Tracy

/s/ Sandra A. Van Trease	Director	November 22, 2013
Sandra A. Van Trease

/s/ Michael A. DeCola	Director	November 22, 2013
Michael A. DeCola

/s/ Brenda D. Newberry	Director	November 22, 2013
Brenda D. Newberry

/s/ Judith S. Heeter	Director	November 22, 2013
Judith S. Heeter